UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 18, 2014 (the “Closing Date”), TransAtlantic Petroleum Ltd. (the “Company”) closed the transactions contemplated by the Arrangement Agreement (“Arrangement Agreement”) dated September 2, 2014 by and between the Company and Stream Oil & Gas Ltd. (“Stream”). Pursuant to the Arrangement Agreement, the Company acquired all of Stream’s 66,887,801 issued and outstanding common shares in exchange for up to 3.8 million common shares of the Company (each, a “Common Share”), which is equivalent to 0.05657 of a Common Share per Stream common share.

Pursuant to the Arrangement Agreement, 0.04812 of a Common Share was issued at closing for each Stream common share, and an additional 0.00845 of a Common Share per Stream common share will be issued if certain amendments to Stream’s Albanian license agreements are received on or before August 18, 2015.

The acquisition was implemented by way of a plan of arrangement approved by the Supreme Court of British Columbia (the “Court”) under the Business Corporations Act (British Columbia). The issuance of the Common Shares in the acquisition was exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

Through the acquisition of Stream, the Company acquired three onshore oil fields and one natural gas concession, consisting of one onshore natural gas field and one exploration license, all in Albania and covering approximately 75,000 net acres.

Viking International Limited, an entity indirectly 50% owned by the Company’s Chairman and Chief Executive Officer, N. Malone Mitchell 3rd, provides certain drilling services to Stream and holds a promissory note from Stream. The terms of the Arrangement Agreement, including the consideration set forth therein, were determined by arms-length negotiations between the Company and Stream.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued 3,218,640 Common Shares to the shareholders of Stream. The issuance of the Common Shares was exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

Pursuant to the Arrangement Agreement, the Court was advised of the intention to rely on the exemption under Section 3(a)(10), the Company provided adequate notice of a public hearing that was open to all persons to whom the securities were issued, and the Court issued a Final Order approving the procedural and substantive fairness of the terms and conditions of the arrangement, including the exchange of Common Shares for Stream common shares.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with paragraph 9.01(a)(4) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the acquisition of Stream.

(b) Pro Forma Financial Information.

In accordance with paragraph 9.01(b)(2) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the acquisition of Stream.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2014

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Matthew W. McCann
Matthew W. McCann
General Counsel and Corporate Secretary